Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT (Domestic)

                This Second Loan Modification Agreement (Domestic) (this “Loan Modification Agreement”) is entered into as of December 17, 2010 (the “Second Loan Modification (Domestic) Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021(“Bank”), STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware limited liability company, each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”).

1.                    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 11, 2009, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 11, 2009, as amended by a certain First Loan Modification Agreement (Domestic), dated as of December 15, 2009 (as may be amended from time to time, the “Loan Agreement”) and a certain Export-Import Bank Loan and Security Agreement, dated as of March 11, 2009, as amended by a certain Export-Import First Loan Modification Agreement, dated as of December 15, 2009 (as may be amended from time to time, the “EXIM Bank Loan and Security Agreement”), in each case between Borrower and Bank.  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                    DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the EXIM Bank Loan and Security Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                     DESCRIPTION OF CHANGE IN TERMS.

A.                  Modifications to Loan Agreement.

1                    The Loan Agreement shall be amended by inserting the following new Section 2.1.7 immediately following Section 2.1.6 thereof:

“2.1.7     Term Loan 2010.

(a)           Availability.  Bank shall make one (1) term loan available to Borrower in an amount up to the Term Loan 2010 Amount on or before December 31, 2010, subject to the satisfaction of the terms and conditions of this Agreement.

(b)           Repayment.  Commencing on the first day of the month following the month in which the Funding Date of the Term Loan 2010 occurs and thereafter on the first day of each successive calendar month until the Term Loan 2010 is paid in full, Borrower shall make monthly payments of interest in arrears with respect to the Term Loan 2010.  Commencing on July 1, 2011 and thereafter on the first day of each successive calendar month until the Term Loan 2010 is paid in full, Borrower shall repay the principal amount of the Term Loan 2010 in thirty (30) equal installments of Three Hundred Thirty Three Thousand, Three Hundred Thirty Three and 34/100 Dollars ($333,333.34) (each payment of principal and/or interest being a “Term Loan Payment”).  Each Term Loan 2010 Payment shall be payable on the first day of each month.  Borrower’s final Term Loan 2010 Payment, due on the Term Loan 2010 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2010.  Once repaid, the Term Loan 2010 may not be reborrowed.

(c)           Prepayment.  The Term Loan 2010 may be prepaid, in whole or in part prior to the Term Loan 2010 Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies all Obligations.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to (i) if such prepayment occurs on or prior to the date that is three hundred sixty five (365) days after the Second Loan Modification (Domestic) Effective Date (the “First Anniversary”), Three Hundred Thousand Dollars ($300,000) (i.e. three percent (3.00%) of Ten Million Dollars ($10,000,000)); (ii) if such prepayment occurs (X) after the First Anniversary and (Y) on or prior to the date that is three hundred sixty five (365) days after the First Anniversary (the “Second Anniversary”), Two Hundred Thousand Dollars ($200,000) (i.e. two percent (2.00%) of Ten Million Dollars ($10,000,000)); and (iii) if such prepayment occurs (X) after the Second Anniversary and (Y) on or prior to the date that is three hundred sixty five (365) days from the Second Anniversary, One Hundred Thousand Dollars ($100,000) (i.e. one percent (1.00% of Ten Million Dollars ($10,000,000); provided that no prepayment premium shall be charged if the Term Loan 2010 is replaced with a new facility from Bank or another division of Silicon Valley Bank.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

2                   The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

                “(a)         Interest Rate.

(i)            Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than Guaranteed Advances) shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one and three-fourths of one percent (1.75%) and (Y) seven percent (7.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii)           Guaranteed Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Guaranteed Line shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one-half of one percent (0.50%) and (Y) six percent (6.00%).

(iii)          Equipment Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Equipment Loan shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one percent (1.00%) and (Y) seven percent (7.00%), which interest shall be payable monthly in accordance with Section 2.3(f) below.”

                                    and inserting in lieu thereof the following:

“(a)         Interest Rate.

(i)            Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than Guaranteed Advances) shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one and three-fourths of one percent (1.75%) and (Y) seven percent (7.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii)           Guaranteed Advances.  Subject to Section 2.3(b), the principal amount outstanding the Guaranteed Line shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one-half of one percent (0.50%) and (Y) six percent (6.00%).

(iii)          [Intentionally omitted.]

 (iv)         Term Loan 2010.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2010 shall accrue interest at a floating per annum rate equal to the Prime Rate plus three and one-half of one percent (3.50%), which interest shall be payable monthly in accordance with Section 2.1.7(b) above.”

3                   The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(c) thereof:

“(c)         Termination Fee.  Subject to the terms of Section 12.1, a termination fee;”

and inserting in lieu thereof the following:

“(c)         Termination Fee.  Subject to (i) the terms of Section 12.1 with respect to the Revolving Line and (ii) the terms of Section 2.1.7(c) with respect to the Term Loan 2010, a termination/prepayment fee.”

4                   The Loan Agreement shall be amended by deleting the following text appearing as Section 6.6 thereof:

“6.6        Access to Collateral; Books and Records.  At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on a semi-annual basis (or more frequently as Bank shall determine necessary), to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“6.6        Access to Collateral; Books and Records.  At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right, on a semi-annual basis (or more frequently as Bank shall determine necessary), to inspect the Collateral and the right to audit and copy Borrower’s Books.  The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

5                    The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9        Financial Covenant.

Borrower shall maintain at all times, to be tested as of the last day of each month:

(a)           Tangible Net Worth.  Borrower shall maintain a minimum Tangible Net Worth of no less than (i) $1.00 for the monthly periods ending February 28, 2009 and March 31, 2009; (ii) ($3,000,000) for the monthly periods ending April 30, 2009, May 31, 2009 and June 30, 2009; (iii) ($8,000,000) for the monthly periods ending July 31, 2009 and August 31, 2009; (iv) ($6,500,000) for the monthly period ending September 30, 2009; (v) $3,903,001for the monthly periods ending October 31, 2009 through and including August 31, 2010; (vi) $1,903,000 for the monthly periods ending September 30, 2010 through and including the monthly period ending November 30, 2010; and (vii) ($97,000) for the monthly period ending December 31, 2010 and each monthly period thereafter provided further, that in the event that Guaranteed Advances are no longer available under the Guaranteed Line, the foregoing covenant levels shall be adjusted by Bank, in its good faith business judgment.  Such Tangible Net Worth requirements set forth above shall be increased by fifty percent (50%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt issued after the First Loan Modification Effective Date (Domestic).”

and inserting in lieu thereof the following:

“6.9        Financial Covenants.

Maintain as of the last day of each month, unless otherwise noted:

(a)           Tangible Net Worth.  Borrower shall maintain a minimum Tangible Net Worth of no less than the amounts described on Exhibit A to the Second Loan Modification Agreement (Domestic).

 (b)          Liquidity Ratio.  Borrower shall maintain (i) at all times during the months of January, February, April, May, July, August, October and November of each fiscal year, a Liquidity Ratio of not less than 1.50:1.00; and (ii) at all times during the months of March, June, September and December of each fiscal year, a Liquidity Ratio of not less than 1.25:1.00.”

6                    The Loan Agreement shall be amended by deleting the following text appearing as Section 12.1 thereof:

“12.1      Termination Prior to Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b).  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-

owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line (i.e. Two Hundred Fifty Thousand Dollars ($250,000); provided, that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“12.1      Termination Prior to Maturity Date.  This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b).  Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to Three Hundred Thousand Dollars ($300,000) (i.e. one percent (1.00%) of Thirty Million Dollars ($30,000,000)); provided, that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.  Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

7                   The Loan Agreement shall be amended by inserting the following definitions to Section 13.1 thereof, each in its appropriate alphabetical order:

“Eligible Unbilled Accounts” are Accounts for which the Account Debtor has not been invoiced or where goods or services have not yet been rendered to the Account Debtor but are otherwise Eligible Accounts that are billed and for which goods and services will have been rendered to the applicable Account Debtor within fifteen (15) days of the Funding Date of the applicable Borrowing Base Certificate and which must thereafter satisfy all of the requirements of Eligible Accounts.

“Liquidity Ratio” is, as of any date of measurement, (X) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) Borrower’s net billed accounts receivable plus (iii) the unused available amount under the Guaranteed Line; divided by (Y) total outstanding Obligations of Borrower owed to Bank.

“Second Loan Modification Agreement” is that certain Second Loan Modification Agreement (Domestic), by and between Borrower and Bank, dated as of the Second Loan Modification (Domestic) Effective Date.

“Second Loan Modification (Domestic) Effective Date” is defined in the preamble to the Second Loan Modification Agreement (Domestic).

               “Term Loan 2010” is a loan made by Bank pursuant to the terms of Section 2.1.7 hereof.

“Term Loan 2010 Amount” is an aggregate amount equal to Ten Million Dollars ($10,000,000) outstanding at any time.

“Term Loan 2010 Maturity Date” is the earliest of (a) December 31, 2013 or (b) the occurrence of an Event of Default.

                 “Term Loan 2010 Payment” is defined in Section 2.1.7(b).

8                  The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof, each in its entirety:

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent(40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) One Million Dollars ($1,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Credit Extension” is any Advance, Guaranteed Advance, Letter of Credit, Equipment Loan, EXIM Loan, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line Maturity Date”is March 31, 2011.

“Streamline Period” is, on and after the Effective Date, the period (i) beginning immediately after the forty-fifth (45th) consecutive day in which the Borrower has, for each such consecutive day, maintained unrestricted cash at Bank, in an amount greater than the aggregate amount of all outstanding Indebtedness,  including all Credit Extensions of Borrower owed to Bank, other than any outstanding Guaranteed Advances under the Guaranteed Line that are secured by the Alafi Letter of Credit (the “Streamline Balance”), and (ii) ending on the first day thereafter in which the Borrower does not maintain the Streamline Balance.  Borrower shall be required to maintain the Streamline Balance for forty-five (45) consecutive days, in Bank’s reasonable business judgment, prior to entering into a subsequent Streamline Period.  Borrower shall provide prior-written notice of its intention to enter into a Streamline Period.”

and inserting in lieu thereof the following:

““Borrowing Base” is (a) without duplication, eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) One Million Dollars ($1,000,000) plus (c) from the 25th day of the third month of each fiscal quarter of the Borrower through and including the last day of each such fiscal quarter, without duplication, eighty percent (80%) of Borrower’s Eligible Unbilled Accounts, in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Credit Extension” is any Advance, Guaranteed Advance, Letter of Credit, Term Loan 2010, EXIM Loan, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line Maturity Date”is March 31, 2012.

“Streamline Period” is, on and after the Second Loan Modification (Domestic) Effective Date, the period (i) beginning immediately after the forty-fifth (45th) consecutive day in which the Borrower has, for each such consecutive day, maintained a Liquidity Ratio in excess of 1.50:1.00 (the “Streamline Threshold”), and (ii) ending on the first day thereafter in which the Borrower does not maintain the Streamline Threshold.  Borrower shall be required to maintain the Streamline Threshold for forty-five (45) consecutive days, in Bank’s reasonable business judgment, prior to entering into a subsequent Streamline Period.  Borrower shall provide prior-written notice of its intention to enter into a Streamline Period.”

9                   The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted and replaced with Exhibit A attached hereto.

4.                    FEES.  Borrower shall pay to Bank (i) a Term Loan 2010 commitment fee equal to Seventy Five Thousand Dollars ($75,000) and (ii) a modification fee equal to Three Hundred Seventy Five Thousand Dollars ($375,000), which fees shall be due on the date hereof and shall be deemed fully earned as of the date hereof.   Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                    CONDITIONS PRECEDENT.  Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the First Loan Modification Effective Date (Domestic), each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.                  copies, certified by a duly authorized officer of the Borrower to be true and complete as of the date hereof, of each of (i) the governing documents of the Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank (ii) the resolutions of the Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and the Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;

B.                   a certificate from the Secretary of State of the applicable State of organization of a recent date as to the Borrower’s existence and good standing;

C.                   the Export-Import Bank Second Loan Modification Agreement, executed by each Borrower, in form and substance acceptable to Bank, in its sole discretion;

D.                  the Borrower Agreement (as defined in the EXIM Bank Loan and Security Agreement), executed by each Borrower;

E.                   an updated Economic Impact Certificate, executed by each Borrower;

F.                   an updated Joint Application Form (EXIM), completed and executed by each Borrower;

G.                   a certain Second Amendment to Promissory Note, executed by each Borrower, in form and substance acceptable to Bank, in its sole discretion;

H.                  a duly executed Landlord’s Consent from the landlord of the Borrower’s leased premises located at 7351 Kirkwood Road, Maple Grove, Minnesota 55369, in form and substance acceptable to Bank, in its sole discretion;

I.                     duly executed Bailee’s Waivers from Pilot (Tiger Logistics) and Healthware Europe BV, in form and substance acceptable to Bank, in its sole discretion;

J.                    a duly executed Warrant, in form and substance acceptable to Bank, in its sole discretion;

K.                  updated property insurance and liability insurance certificates, in form and substance acceptable to Bank, in its sole discretion;

L.                   evidence satisfactory to Bank that Borrower has received and deposited at Bank net proceeds from (i) the issuance of additional equity of Borrower or (ii) the issuance of additional Subordinated

Debt, in each case in form and substance acceptable to Bank, in its reasonable discretion, of not less than Ten Million Dollars ($10,000,000);

M.                 evidence satisfactory to Bank that the Alafi Letter of Credit has not been terminated; and

N.                  such other documents as Bank may request, in its reasonable discretion.

6.                    ADDITIONAL COVENANTS.  Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

7.                    AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8.                    CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.                    RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.                 NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.                 RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank  (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.                 CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14.                 JURISDICTION/VENUE/TRIAL WAIVER.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

15.                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the Second Loan Modification (Domestic) Effective Date.

BORROWER:

STEREOTAXIS, INC.

By___/s/ Daniel J. Johnston____________________
Name:_Daniel J. Johnston______________________
Title:__CFO________________________________

STEREOTAXIS INTERNATIONAL, INC.

By___/s/ Daniel J. Johnston____________________
Name:__ Daniel J. Johnston____________________
Title:___CFO_______________________________

BANK:

SILICON VALLEY BANK

By__/s/ Michael Kohnen_______________________
Name:_Michael Kohnen_______________________
Title:__Senior Relationship Manager_____________

Second Loan Modification (Domestic) Effective Date: December 17, 2010

[Signature Page to Second Loan Modification Agreement (Domestic)]

Exhibit A

Section 6.9(a) - Tangible Net Worth

Required:               Commencing on December 31, 2010 and as of the last day of each quarterly period thereafter, Borrower shall maintain a minimum Tangible Net Worth of no less than $5,870,710; provided, that such minimum Tangible Net Worth requirement shall, effective as of June 30, 2011, provided no Event of Default has occurred and is continuing, be reduced by Five Million Dollars ($5,000,000); provided further, that in the event that Guaranteed Advances are no longer available under the Guaranteed Line, the foregoing covenant levels shall be adjusted by Bank, in its good faith business judgment.  Such Tangible Net Worth requirements set forth above shall be increased by fifty percent (50%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt issued after the Second Loan Modification (Domestic) Effective Date.

Actual:

A.	Consolidated total assets of Borrower and its Subsidiaries	$
B.	Subordinated Debt	$
C.	Outstanding Guaranteed Advances	$
D.	Adjusted Assets [line A plus line B plus line C]	$
E.	Amounts attributable to Goodwill	$
F.	Intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses (except prepaid expenses)	$
G.	Notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates	$
H.	Reserves not already deducted from assets	$
I.	Intangible assets [line E plus line F plus line G plus line H]	$
J.	Total Liabilities	$
K.	Up to $4,500,000 mark-to-market expense incurred in accordance with GAAP as a result of mark-to-market adjustments of the value of Warrants of the Borrower	$
L.	TANGIBLE NET WORTH [line D minus line I minus line J plus line K]	$

Is line L equal to or greater than (less than) $_____?

                                  No, not in compliance                                                                                         Yes, in compliance

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EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK                                                                                           Date:

FROM:  STEREOTAXIS, INC. and STEREOTAXIS INTERNATIONAL, INC.

The undersigned authorized officer of Stereotaxis, Inc., a Delaware corporation and Stereotaxis International, Inc. (collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue and Inventory Reports	Monthly within 30 days	Yes No
Transaction Reports	Weekly, within 5 days*	Yes No
Projections	Annually within 30 days prior to FYE	Yes No

* Monthly during a Streamline Period, within 5 days after the end of each month

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Tangible Net Worth** (tested quarterly)	$_______	$_______	Yes No
Liquidity Ratio (at all times)	***		Yes No

                ** See Section 6.9(a) and Exhibit A of the Loan Agreement

                *** See Section 6.9(b) of the Loan Agreement

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                The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

                The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

STEREOTAXIS, INC. STEREOTAXIS INTERNATIONAL, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date:    _________________________

Verified: ________________________

authorized signer

Date:    _________________________

Compliance Status:           Yes     No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:    ____________________

I.              Tangible Net Worth (Section 6.9(a)) – See Exhibit A to the Second Loan Modification Agreement (Domestic).

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II.            Liquidity Ratio (Section 6.9(b))

Required:  Maintain (i) at all times during the months of January, February, April, May, July, August, October and November of each fiscal year, a Liquidity Ratio of not less than 1.50:1.00; and (ii) at all times during the months of March, June, September and December of each fiscal year, a Liquidity Ratio of not less than 1.25:1.00.

Actual:

A.	Borrower’s unrestricted cash at Bank	$
B.	Borrower’s net billed accounts receivable	$
C.	the unused available amount under the Guaranteed Line	$
D.	LIQUIDITY [line A plus line B plus line C]	$
E.	Total outstanding Obligations of Borrower owed to Bank	$
F.	LIQUIDITY RATIO [line D divided by line E]	$

Is line L equal to or greater than [________]:1.00?

                                  No, not in compliance                                                                                         Yes, in compliance

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